UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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The Managers Funds
(Name of Registrant as Specified In Its Charter)

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800 Connecticut Avenue

Norwalk, Connecticut 06854

800-835-3879

www.managersinvest.com

Managers Special Equity Fund

INFORMATION STATEMENT

Important Notice Regarding the Availability of this Information Statement.

This information statement is available at

http://www.managersinvest.com/mutualfunds/investment/special_equity_fund.html.

This information statement is being provided to the shareholders of Managers Special Equity Fund (the “Fund”), a series of The Managers Funds, a Massachusetts business trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (the “SEC”). This exemptive order permits the Trust’s investment manager to hire new, unaffiliated subadvisors with the approval of the Trustees, but without obtaining shareholder approval. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed to shareholders of the Fund on or about February 20, 2009.

I. The Trust and its Management Agreement

The Fund is a series of the Trust. The Trust has entered into an investment management agreement with respect to the Fund with Managers Investment Group LLC (the “Manager”) dated April 1, 1999, as thereafter amended (the “Management Agreement”). Under the terms of the Management Agreement, the Manager selects, subject to review and approval by the Trustees, one or more subadvisors to manage the investment portfolio of the Fund, reviews and monitors the performance of subadvisors on an ongoing basis, and recommends changes in the roster of subadvisors to the Trustees as appropriate. The Manager also allocates the Fund’s assets among the Fund’s subadvisors. The portion of the Fund’s assets managed by a subadvisor may be adjusted from time to time in the sole discretion of the Manager. As compensation for its services, the Manager receives a management fee from the Fund, and the Manager is responsible for payment of all fees payable to the subadvisors of the Fund. The Fund, therefore, pays no fees directly to the subadvisors. The Manager also provides administrative services to the Fund, and receives compensation from the Fund for these services.

The Manager recommends subadvisors for the Fund to the Trustees of the Trust based upon the Manager’s continuing quantitative and qualitative evaluation of the subadvisors’ skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a subadvisor, and the Manager does not expect to recommend frequent changes of subadvisors.

At any given time, each subadvisor serves pursuant to a separate subadvisory agreement between the Manager and that subadvisor. A subadvisor does not provide any services to the Fund under the subadvisory agreement except portfolio investment management and related record-keeping services. A subadvisor or an affiliated broker-dealer may execute portfolio transactions for the Fund and receive brokerage commissions, or markups/markdowns, in connection with the transaction as permitted by Sections 17(a) and 17(e) of the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules thereunder, and the terms of any exemptive order issued by the SEC. The Trustees have approved procedures in conformity with Rule 10f-3 under the 1940 Act whereby the Fund may purchase securities that are offered in underwritings in which an affiliate of the Fund’s subadvisor participates. For underwritings where a subadvisor affiliate participates as a principal underwriter, certain restrictions may apply that could, among other things, limit the amount of securities that the Fund could purchase in the underwritings.

II. Skyline Asset Management, L.P. and the New Subadvisory Agreement

On October 23, 2008, Skyline Asset Management, L.P. (“Skyline” or the “Subadvisor”), a Subadvisor to the Fund, entered into a purchase agreement with Affiliated Managers Group, Inc. (“AMG”), pursuant to which AMG agreed to sell its entire ownership interest in Skyline to the management team of Skyline (the “Transaction”). The Transaction closed on December 31, 2008 and is not expected to result in any change in the services being provided by Skyline to the Fund. As a result of the Transaction, Skyline’s management team owns 100% of Skyline. The Board of Trustees (the “Board”) of the Trust was informed that the Transaction would be deemed a change of control of Skyline. The change of control of Skyline constituted an assignment of the Fund’s former subadvisory agreement between the Manager and Skyline (the “Former Subadvisory Agreement”), which terminated the Former Subadvisory Agreement in accordance with its terms and the 1940 Act. At a meeting on December 4-5, 2008, the Board of the Trust approved, on behalf of the Fund, the continuation of Skyline as a Subadvisor to the Fund, and approved a new subadvisory agreement between the Manager and Skyline (the “New Subadvisory Agreement”), to be effective upon the closing of the Transaction and pursuant to which Skyline continues to serve as a Subadvisor to the Fund, responsible for management of a portion of the Fund’s portfolio. The terms of the New Subadvisory Agreement approved by the Board are substantially similar to the Former Subadvisory Agreement with Skyline with respect to the Fund (except as discussed below).

Under the Management Agreement, the Fund pays the Manager a fee equal to 0.90% of the Fund’s average daily net assets. Under the Former Subadvisory Agreement, the Manager paid Skyline a fee equal to 0.50% of the Fund’s average daily net assets for the portion of the Fund advised by Skyline. The New Subadvisory Agreement provides that the Manager will pay Skyline a fee equal to 0.50% of the Fund’s average daily net assets for the portion of the Fund advised by Skyline, the same as under the Former Subadvisory Agreement. The Manager paid Skyline $951,578 under the Former Subadvisory Agreement for the fiscal year ended December 31, 2008. The Manager would have paid Skyline the same amount regardless of whether the Transaction occurred. Because the fees paid to the Subadvisor under the New Subadvisory Agreement are paid by the Manager out of the management fees the Manager receives from the Fund, there is no change in the management fee paid by the Fund as a result of the termination of the Former Subadvisory Agreement with Skyline.

The New Subadvisory Agreement requires the Subadvisor to provide fair and equitable treatment to the Fund in the selection of portfolio investments and the allocation of investment opportunities. The New Subadvisory Agreement has an initial term ending June 30, 2010, and then continues in effect, unless terminated, for successive one-year periods, so long as the continuance is approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) or (b) by the vote of a majority of the Trustees, provided that in either event the continuance is also approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on the continuance. The New Subadvisory Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

The New Subadvisory Agreement may be terminated: (i) by the Manager at any time, without payment of a penalty, upon notice to the Subadvisor and the Trust, (ii) with respect to the Fund, at any time, without payment of a penalty, by the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund upon notice to the Subadvisor, or (iii) by the Subadvisor at any time, without payment of a penalty, upon thirty (30) days’ written notice to the Manager and the Trust.

The New Subadvisory Agreement provides that the Subadvisor shall not be subject to any liability for any act or omission, error of judgment, or mistake of law or for any loss suffered by the Manager or the Trust in connection with the New Subadvisory Agreement, except by reason of the Subadvisor’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of the Subadvisor’s reckless disregard of its obligations and duties under the New Subadvisory Agreement.

The other terms of the New Subadvisory Agreement are not materially different from the terms of the Former Subadvisory Agreement. A form of the New Subadvisory Agreement is attached as Exhibit A hereto.

Information about Skyline

The following is a description of Skyline, based solely on information provided to the Manager by Skyline.

Skyline has served as Subadvisor to a portion of the Fund since December 2000. Skyline, located at 311 South Wacker Drive, Suite 4500, Chicago, Illinois 60606, is an investment management firm formed in 1995 as a limited partnership. Skyline had approximately $349,704,899 in assets under management as of December 31, 2008.

Skyline Officers

As of January 1, 2009, Skyline Asset Holdings, Inc., located at 311 South Wacker Drive, Suite 4500, Chicago, Illinois 60606, is the General Partner of Skyline. Prior to December 31, 2008, AMG/Midwest Holdings, Inc., located at 600 Hale Street, Prides Crossing, MA 01965, was the General Partner of Skyline. AMG, located at 600 Hale Street, Prides Crossing, MA 01965, was a Special Limited Partner of and the ultimate parent company of, and owned a 75% or more interest in, Skyline. The remaining limited partners of Skyline were controlled by the management team of Skyline. Executive decisions for Skyline are currently made by the executive committee, consisting of William F. Fiedler, Stephen F. Kendall, Michael Maloney and Mark N. Odegard.

Following the Transaction, the management team of Skyline currently owns beneficially 100% of the equity in the business and continues to direct its day-to-day investment management operations. The Transaction has not and is not expected to result in any change in the services being provided by Skyline to the Fund. As a result of the Transaction, Skyline is no longer an indirect, majority-owned subsidiary of AMG. In addition, AMG/Midwest Holdings, Inc. and AMG no longer are the General Partner and Special Limited Partner, respectively. AMG is the indirect parent company of the Manager.

Portfolio Managers

Skyline’s day-to-day management of the Fund is divided among three investment and research teams, each covering specific sectors of the small-cap universe. William F. Fiedler, Michael Maloney and Mark N. Odegard are the portfolio managers jointly and primarily responsible for the day-to-day management of the Fund’s investments, and each lead one of these three teams. Mr. Fiedler leads the team that covers consumer, materials and processing, and health care. Mr. Maloney leads the team that covers financial services and utilities. He is also responsible for monitoring sector weightings and has final authority if the research teams cannot arrive at a consensus regarding sector weightings. Mr. Odegard leads the team that covers autos and transportation, energy, producer durables and technology stocks. William Fiedler has had portfolio management responsibilities since 2001 and has been a limited partner of Skyline since 1999. Prior to becoming a portfolio manager at Skyline, Mr. Fiedler served in the investment and research group of Skyline from 1995 to 2001. Michael Maloney has had portfolio manager responsibilities since 2001 and has been a limited partner of Skyline since 1995. Mr. Maloney worked in the investment and research group of Skyline from 1995 to 2001. Mark N. Odegard has had portfolio manager responsibilities since 2001 and has been a limited partner of Skyline since 1999. Mr. Odegard also worked in the investment and research group of Skyline from 1995 to 2001.

Skyline Investment Philosophy

Skyline has developed a disciplined investment approach for investing in the small capitalization sector of the equities market. Skyline employs a fundamental, bottom-up methodology characterized by three factors:

1.	A value-oriented approach. Skyline selects stocks with below average valuations.
2.	Attention to earnings growth. Skyline seeks companies with attractive earnings growth prospects.
3.	A focus on under-followed, neglected, out of favor stocks. Through intensive in-house research, Skyline finds good companies that are overlooked or not widely followed. Skyline invests in firms with market capitalizations generally less than $2.5 billion.

Selecting companies with solid earnings growth prospects from a universe of low P/E stocks that had not been thoroughly researched may provide exceptional performance potential at lower risk. This common sense philosophy is the foundation of Skyline’s small cap value equity approach.

Skyline acts as a subadvisor to one other fund whose investment objectives are similar to the Fund’s, as shown in the table below.

Name of Fund	Investment Objective/ Investment Style	Size of Fund as of 12/31/08	Subadvisory Fee	Fee Waivers and Reimbursements
Skyline Special Equities Portfolio, a series of Managers AMG Funds	The Fund’s investment objective is to seek maximum capital appreciation primarily through investment in common stocks that Skyline considers to be undervalued.	$186,855,676	0.77%	No

III. Board of Trustees’ Recommendation

At a meeting held on December 4-5, 2008, the Trustees, including all of the Independent Trustees of the Trust, unanimously voted to approve the New Subadvisory Agreement. The Trustees were separately represented by independent counsel in their consideration of the New Subadvisory Agreement. In considering the New Subadvisory Agreement, the Trustees reviewed a variety of materials relating to the Fund and Skyline, including information regarding the nature, extent and quality of services to be provided by Skyline under the New Subadvisory Agreement. The Trustees also took into account performance and fee and expense information regarding Skyline. In addition, the Trustees relied, in part, upon information pertaining to Skyline they had previously received, in connection with their consideration and approval of the renewal of the Former Subadvisory Agreement at the June 5-6, 2008 meeting of the Board of Trustees. That approval followed a lengthy process during which the Trustees considered a variety of factors, including, for example, the experience and qualification of Skyline’s personnel, information on portfolio management staff, and Skyline’s compliance program and brokerage policies. Prior to voting at the December 2008 meeting, the Independent Trustees: (a) reviewed the foregoing information with their independent legal counsel and with management; (b) discussed with legal counsel the legal standards applicable to their consideration of the New Subadvisory Agreement; and (c) met with their independent legal counsel in private sessions at which no representatives of management were present.

Nature, extent and quality of services

In considering the nature, extent and quality of the services to be provided by Skyline under the New Subadvisory Agreement, the Trustees evaluated, among other things: (a) the expected services to be rendered by Skyline to the Fund; (b) the qualifications and experience of Skyline’s personnel, including the portfolio managers described above; and (c) Skyline’s compliance programs. The Trustees also took into account management’s discussion of the financial condition of Skyline with respect to its ability to provide the same level of services under the New Subadvisory Agreement as under the Former Subadvisory Agreement.

The Trustees reviewed information relating to the Transaction and the role of current Skyline personnel under the New Subadvisory Agreement following the Transaction and noted that the role of such personnel would be identical. The Trustees considered the investment philosophy, strategies and techniques that are intended to be used by Skyline in managing the Fund and the manner in which the Subadvisor’s investment strategies complement those utilized by the Fund’s other subadvisors. Among other things, the Trustees reviewed biographical information on portfolio management and other professional staff, information regarding Skyline’s organizational and management structure and Skyline’s brokerage policies and practices. The Trustees considered specific information provided regarding the experience of the individuals at Skyline with portfolio management responsibility for the Fund, including the information set forth in the Fund’s prospectus and statement of additional information. In this regard, the Trustees observed that Skyline had extensive experience managing equity assets. The Trustees noted that Skyline has served as a Subadvisor to the Fund since December 2000 and that the same personnel would continue to serve as portfolio managers to the Fund.

Performance

The Trustees considered the Fund’s performance during relevant time periods as compared to the Fund’s peer group and also noted that the Trustees historically have reviewed on quarterly basis detailed information about the Fund’s performance results, portfolio composition and investment strategy. Among other information relating to the Fund’s performance, the Trustees noted that the Fund’s performance for the 1-year, 3-year, 5-year and 10-year periods ended September 30, 2008 was below the median performance of the Fund’s peer group and below the performance of the Fund’s benchmark, the Russell 2000 Index, for each period. The Trustees noted management’s discussion of the reasons for the Fund’s performance, including the Fund’s growth bias and the market environment during relevant time periods. The Trustees also took into account the investment strategies of the Fund’s subadvisors relative to the investment strategies of the Fund’s peer group and noted that the Manager replaced two subadvisors of the Fund in the third quarter of 2008. The Trustees also noted that the Fund’s longer-term performance has exceeded the median of its peer group, which has resulted in the Fund performing within the top third of its peer group since inception of the Fund (June 1, 1984) through the period ended September 30, 2008. The Trustees also took into account performance data provided by management regarding its review of Skyline. The Trustees concluded that management was taking steps to address the Fund’s performance and that the prospects with respect to future performance supported the approval of the New Subadvisory Agreement.

Subadvisory Fees and Profitability

In considering the reasonableness of the fee payable by the Manager to Skyline, the Trustees reviewed information provided by Skyline regarding the cost to Skyline of providing subadvisory services to the Fund and the resulting profitability from such relationships, and noted that, because the Manager would no longer be an affiliate of Skyline following the Transaction, such profitability would not be directly or indirectly shared by the Manager. The Trustees relied on the ability of the Manager to negotiate the terms of the New Subadvisory Agreement at arm’s length as part of the manager-of-managers structure, noting that the Manager will no longer be affiliated with Skyline. In addition, the Trustees noted that the subadvisory fees are paid by the Manager out of its advisory fee. Accordingly, the cost of services to be provided by Skyline and the profitability to Skyline of its relationship with the Fund were not material factors in the Trustees’ deliberations. For similar reasons, and based on the size of the Fund, the Trustees concluded that the effect of any economies of scale being realized by Skyline was not a material factor in the Trustees’ deliberations at the time.

After consideration of the foregoing, the Trustees reached the following conclusions regarding the New Subadvisory Agreement, in addition to those conclusions discussed above: (a) Skyline demonstrated that they possess the capability and resources to perform the duties required of them under the New Subadvisory Agreement; (b) Skyline’s investment strategy is appropriate for pursuing the Fund’s investment objectives; (c) Skyline is reasonably likely to execute its investment strategy consistently over time; and (d) Skyline maintains appropriate compliance programs.

Based on all of the above-mentioned factors and their related conclusions, with no single factor or conclusion being determinative and with each Trustee not necessarily attributing the same weight to each factor, the Trustees concluded that approval of the New Subadvisory Agreement would be in the best interests of the Fund and its shareholders. Accordingly, on December 4-5, 2008, the Trustees, including a majority of the Independent Trustees, voted to approve the New Subadvisory Agreement with Skyline.

IV. Additional Information

The Manager serves as investment manager and administrator of the Trust. The Manager is an independently managed subsidiary of AMG. Managers Distributors, Inc. (“MDI”), a wholly-owned subsidiary of the Manager, serves as distributor of the Fund. The Manager and MDI are located at 800 Connecticut Avenue, Norwalk, Connecticut 06854. AMG is located at 600 Hale Street, Prides Crossing, Massachusetts 01965.

Financial Information

The Fund’s most recent annual and semi-annual reports are available upon request, without charge, by writing to Managers Investment Group LLC, 800 Connecticut Avenue, Norwalk, Connecticut 06854, by calling (800) 835-3879, or by accessing our website at www.managersinvest.com.

Beneficial Owners and Management Ownership

As of February 2, 2009, the following persons or entities owned beneficially and/or of record more than 5% of the outstanding shares of the Fund:

Shareholder	Number of Shares Owned	Percentage of Fund
Charles Schwab & Co. Inc.	2,956,622.944	27.9%
Attn: Transfer of Accounts
1958 Summit Park Place
Suite 400
Orlando, Florida 32810-5935

National Financial Services Corp.	1,889,053.436	17.8%
Attn: Mutual Funds Dept. 5th Floor
200 Liberty Street
P.O. Box 3751 Church Street Station
New York, New York 10008-3751

Fidelity Investments Institutional Operations	1,010,897.183	9.5%
100 Magellan Way KW1C
Covington, Kentucky 41015-1999

Wachovia Bank	890,239.795	8.4%
1525 West WT Harris Boulevard
Charlotte, North Carolina 28288-1076

Merrill Lynch Pierce Fenner & Smith Inc.	541,175.665	5.1%
Attn: Service Team
4800 Deer Lake Drive East
3rd Floor
Jacksonville, Florida 32246-6484

As of February 2, 2009, the Trust did not know of any person who beneficially owned 5% or more of the outstanding shares of the Fund. As of February 2, 2009, all management personnel (i.e., Trustees and Officers) as a group owned beneficially less than 1% of the outstanding shares of the Fund.

Shareholder Proposals

The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders.

February 20, 2009

By Order of the Trustees,

/s/ Christine C. Carsman
CHRISTINE C. CARSMAN
Secretary

EXHIBIT A

FORM OF

SUBADVISORY AGREEMENT

Attention: Skyline Asset Management, L.P.

Re: Subadvisory Agreement

The Managers Special Equity Fund (the “Fund”) is a series of a Massachusetts business trust (the “Trust”) that is registered as an investment company under the Investment Company Act of 1940, as amended, (the “Act”), and subject to the rules and regulations promulgated thereunder.

Managers Investment Group LLC (the “Manager”) acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-to-day management and administration of the Fund and the coordination of investment of the Fund’s assets. However, pursuant to the terms of the Management Agreement, specific portfolio purchases and sales for the Fund’s investment portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1. Appointment as a Subadvisor. The Manager, being duly authorized, hereby appoints and employs Skyline Asset Management, L.P. (“Subadvisor”) as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Subadvisor (those assets being referred to as the “Fund Account”). The Manager may, from time to time, with the consent of the Subadvisor, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2. Portfolio Management Duties.

(a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Subadvisor shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the “Prospectus”). The Subadvisor’s responsibility for providing portfolio management services hereunder shall be limited to only the Fund Account, and the Subadvisor agrees that it shall not consult with any investment advisor(s) (within the meaning of the Act) to the Fund or any other registered investment company or portfolio series thereof under common control with the Fund concerning transactions for the Fund Account in securities or other assets such that the exemptions under Rule 10f-3, Rule 12d3-1 and/or Rule 17a-10 under the Act would not be available with respect to the Fund. The Subadvisor shall exercise voting authority with respect to proxies that the Fund is entitled to vote by virtue of the ownership of assets attributable to that portion of the Fund for which the Subadvisor has investment management responsibility, provided that such authority may be revoked in whole or in part by the Manager at any time upon notice to the Subadvisor and provided further that the exercise of such authority shall be subject to review by the Manager and the Trustees of the Trust. The Subadvisor shall exercise its proxy voting authority hereunder in accordance with such proxy voting policies and procedures as the Manager or the Trust may designate from time to time. The Subadvisor shall provide such information relating to its exercise of proxy voting authority hereunder (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by the Manager from time to time.

(b) The Subadvisor shall maintain such books and records pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Subadvisor agrees that all records under the Act shall be the property of the Trust.

(c) The Subadvisor shall provide the Trust’s Custodian, and the Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the Subadvisor shall be responsive to requests from the Manager or the Trust’s Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust’s Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

(d) The Subadvisor agrees to maintain adequate compliance procedures to ensure its compliance with the Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

(e) The Subadvisor agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

3. Allocation of Brokerage. The Subadvisor shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Subadvisor, and for the selection of the markets on or in which the transactions will be executed.

(a) In doing so, the Subadvisor’s primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Subadvisor to solicit competitive bids for each transaction, and the Subadvisor shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Subadvisor determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Subadvisor deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Subadvisor may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) made available by the broker to the Subadvisor viewed in terms of either that particular transaction or of the Subadvisor’s overall responsibilities with respect to its clients, including the Fund, as to which the Subadvisor exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(b) The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Subadvisor, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(c) The Subadvisor agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an “affiliated person” (as defined in the Act) of the Trust or of the Manager or of any Subadvisor for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Subadvisor with a list of brokers and dealers which are “affiliated persons” of the Trust, the Manager or the Trust’s Subadvisors.

4. Information Provided to the Manager and the Trust and to the Subadvisor

(a) The Subadvisor agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Subadvisor will furnish the Trust’s Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

(b) The Subadvisor agrees that it will notify the Manager and the Trust in the event that the Subadvisor or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Subadvisor from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Subadvisor has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Subadvisor respecting or relating to the Subadvisor that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

(c) The Subadvisor represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Subadvisor’s registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Subadvisor agrees to maintain the completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Subadvisor acknowledges that it is an “investment adviser” to the Fund within the meaning of the Act and the Advisers Act.

5. Compensation. The compensation of the Subadvisor for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Subadvisor, and the Subadvisor agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6. Other Investment Activities of the Subadvisor. The Manager acknowledges that the Subadvisor or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities (“Affiliated Accounts”). The Manager agrees that the Subadvisor or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Subadvisor acts in good faith and provided further, that it is the Subadvisor’s policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Subadvisor shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7. Standard of Care. The Subadvisor shall exercise its best judgment in rendering the services provided by it under this Agreement. The Subadvisor shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Subadvisor against any liability to the Manager or the Trust or to holders of the Trust’s shares representing interests in the Fund to which the Subadvisor would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Subadvisor’s reckless disregard of its obligations and duties under this Agreement.

8. Assignment. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Subadvisor shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Subadvisor or such other steps as the Board of Trustees may deem appropriate.

9. Amendment. This Agreement may be amended at any time, but only by written agreement between the Subadvisor and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. Effective Date; Term. This Agreement shall become effective on December __, 2008 and shall continue in effect until June 30, 2010. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11. Termination. This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Subadvisor and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Subadvisor or (iii) by the Subadvisor at any time without penalty, upon thirty (30) days’ written notice to the Manager and the Trust.

12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

13. Applicable Law. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.

MANAGERS INVESTMENT GROUP LLC

BY:

DATE:

Accepted: Skyline Asset Management, L.P.

BY:

DATE:

Acknowledged: THE MANAGERS FUNDS

BY:

DATE:

SCHEDULES: A. Fee Schedule.

SCHEDULE A

SUBADVISOR FEE

For services provided to the Fund Account, Managers Investment Group LLC will pay a base quarterly fee for each calendar quarter at an annual rate of 0.50% of the average net assets in the Fund Account during the quarter. Average assets shall be determined using the average daily net assets in the Fund Account during the quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.

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